Bank of Hawaii Corporation Second Quarter 2018 Financial Results

•Diluted Earnings Per Share $1.30
•Net Income $54.7 Million
•Board of Directors Approves Dividend of $0.60 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 23, 2018) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.30 for the second quarter of 2018, up from diluted earnings per share of $1.28 in the previous quarter, and up from diluted earnings per share of $1.05 in the same quarter last year. Net income for the second quarter of 2018 was $54.7 million compared with net income of $54.0 million in the first quarter of 2018 and net income of $44.7 million in the second quarter of 2017.

Loan and lease balances increased to $10.1 billion at June 30, 2018, up 1.4 percent from March 31, 2018, and up 7.1 percent compared with June 30, 2017. Total deposits were $14.9 billion at the end of the second quarter, down slightly from March 31, 2018 due to the planned decline in public time deposits. Total deposits were up 1.1 percent compared with June 30, 2017.

“Bank of Hawaii Corporation continued to perform well during the second quarter of 2018,” said Peter Ho, Chairman, President and CEO.  “Loans continued to grow, our margin expanded, asset quality remains strong, and we maintained our disciplined approach to risk and capital management.”

The return on average assets for the second quarter of 2018 was 1.30 percent, up from 1.29 percent in the previous quarter and 1.09 percent in the same quarter last year. The return on average equity for the second quarter of 2018 was 17.68 percent down slightly from 17.74 percent for the first quarter of 2018 and up from 14.87 percent for the second quarter of 2017. The efficiency ratio for the second quarter of 2018 was 56.12 percent compared with 57.91 percent in the previous quarter and 55.99 percent in the same quarter last year.

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Bank of Hawaii Corporation Second Quarter 2018 Financial Results     Page 2

For the six-month period ended June 30, 2018, net income was $108.8 million, an increase of $13.0 million from net income of $95.8 million during the same period last year. Diluted earnings per share were $2.57 for the first half of 2018, an increase from diluted earnings per share of $2.24 for the first half of 2017. The return on average assets for the six-month period ended June 30, 2018 was 1.29 percent compared with 1.17 percent for the same six months in 2017. The year-to-date return on average equity was 17.71 percent for the first half of 2018 compared with 16.22 percent for the six-month period ended June 30, 2017. The efficiency ratio for the first half of 2018 was 57.01 percent compared with 54.67 percent in the same period last year.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2018 was $121.8 million, an increase of $1.5 million compared with net interest income of $120.3 million in the first quarter of 2018 and an increase of $6.5 million compared with net interest income of $115.3 million in the second quarter of 2017. Net interest income for the first half of 2018 was $242.1 million, an increase of $13.8 million compared with net interest income of $228.3 million for the first half of 2017. Analyses of the changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 3.04 percent for the second quarter of 2018, up 4 basis points from the net interest margin of 3.00 percent in the previous quarter and a 12 basis point increase from the net interest margin of 2.92 percent in the second quarter of 2017. The net interest margin for the first six months of 2018 was 3.02 percent compared with 2.90 percent for the same six-month period last year.

Results for the second quarter of 2018 included a provision for credit losses of $3.5 million compared with a provision for credit losses of $4.1 million in the previous quarter and a provision for credit losses of $4.3 million in the same quarter last year. The provision for credit losses during the first half of 2018 was $7.6 million compared with $8.7 million during the same period in 2017.

Noninterest income was $41.3 million in the second quarter of 2018, a decrease of $2.7 million compared with noninterest income of $44.0 million in the first quarter of 2018 and a decrease of $3.9 million compared with noninterest income of $45.2 million in the second quarter of 2017. Noninterest income during the second quarter of 2018 included a negative adjustment of $1.0 million related to a change in the Visa Class B conversion ratio. Noninterest income in the first quarter of 2018 included $2.8 million resulting from a low-income housing investment sale and distribution. There were no significant items in noninterest income during the second quarter of 2017. The decrease compared with the second quarter last year was primarily due to lower mortgage banking income and a decline in service charges. Noninterest income for the first half of 2018 was $85.3 million, a decrease of $15.9 million compared with noninterest income of $101.2 million for the first half of 2017. Noninterest income in the first half of 2017 included a gain of $12.5 million resulting from the sale of 90,000 Visa Class B shares.

Noninterest expense was $90.8 million in the second quarter of 2018, a decrease of $3.6 million compared with noninterest expense of $94.4 million in the first quarter of 2018 and an increase of $2.6 million compared with noninterest expense of $88.2 million in the second quarter last year. There were no significant items in noninterest expense during the second quarter of 2018 or the second quarter of 2017. Noninterest expense in the first quarter of 2018 included seasonal payroll expenses of approximately $2.5 million, a legal reserve of $2.0 million, and severance expenses of $1.0 million. Noninterest expense for the first half of 2018 was $185.2 million, an increase of $8.4 million compared with $176.8 million for the first half of 2017. Adjusted for the legal reserve and severance, the increase is largely related to salaries and benefits, including minimum wage increases. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

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Bank of Hawaii Corporation Second Quarter 2018 Financial Results     Page 3

The effective tax rate for the second quarter of 2018 was 18.94 percent compared with 16.19 percent in the previous quarter and 31.37 percent in the same quarter last year. The lower effective tax rate in the first and second quarters of 2018 was primarily due to the reduction in the federal corporate tax rate from 35 percent to 21 percent as a result of the Tax Cuts and Jobs Act. The tax rate during the first quarter of 2018 was also favorably impacted by a $2.0 million adjustment to the Company’s low-income housing investments. The effective tax rate for the first half of 2018 was 17.60 percent compared with 30.50 percent during the same period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury & Other. Their results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s asset quality continued to remain solid during the second quarter of 2018. Total non-performing assets were $15.2 million at June 30, 2018, down from non-performing assets of $15.7 million at March 31, 2018 and down from non-performing assets of $16.4 million at June 30, 2017. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.15 percent at the end of the second quarter of 2018, down from 0.16 percent at the end of the first quarter of 2018 and down from 0.17 percent at the end of the second quarter last year.

Accruing loans and leases past due 90 days or more were $13.3 million at June 30, 2018, up from $8.2 million at March 31, 2018 and $7.0 million at June 30, 2017. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $50.2 million at June 30, 2018, down from $56.7 million at March 31, 2018 and down from $53.2 million at June 30, 2017. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loan and lease charge-offs during the second quarter of 2018 were $3.3 million or 0.13 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $5.7 million during the quarter were partially offset by recoveries of $2.4 million. Net charge-offs during the first quarter of 2018 were $3.5 million or 0.15 percent annualized of total average loans and leases outstanding and comprised of $6.0 million in charge-offs and recoveries of $2.5 million. Net charge-offs during the second quarter of 2017 were $3.0 million or 0.13 percent annualized of total average loans and leases outstanding and comprised of $5.5 million in charge-offs and recoveries of $2.5 million. Net charge-offs during the first half of 2018 were $6.8 million or 0.14 percent annualized of total average loans and leases outstanding compared with net charge-offs of $6.6 million or 0.15 percent annualized of total average loans and leases outstanding for the first half of 2017.

The allowance for loan and lease losses increased to $108.2 million at June 30, 2018 compared with $107.9 million at March 31, 2018 and $106.4 million at June 30, 2017. The ratio of the allowance for loan and lease losses to total loans and leases was 1.08 percent at June 30, 2018, a decrease of 1 basis point from the previous quarter and 5 basis points from the second quarter last year. The allowance for loan and lease losses at June 30, 2018 is commensurate with the Company’s strong asset quality and the Hawaii economy. The reserve for unfunded commitments of $6.8 million at June 30, 2018 was unchanged from March 31, 2018 and June 30, 2017. Details of loan and lease charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Second Quarter 2018 Financial Results     Page 4

Other Financial Highlights

Total assets were $17.12 billion at June 30, 2018, down slightly from total assets of $17.14 billion at March 31, 2018 and up from total assets of $16.98 billion at June 30, 2017. Average total assets were $16.92 billion during the second quarter of 2018 compared with $16.96 billion during the previous quarter and $16.50 billion during the same quarter last year.

The investment securities portfolio was $5.69 billion at June 30, 2018, down from $5.97 billion at March 31, 2018 and $6.10 billion at June 30, 2017. The portfolio remains largely comprised of securities issued by U.S. government agencies and included $3.60 billion in securities held to maturity and $2.09 billion in securities available for sale at June 30, 2018.

Total loans and leases were $10.05 billion at June 30, 2018, up from total loans and leases of $9.92 billion at March 31, 2018, and up from total loans and leases of $9.39 billion at June 30, 2017. Average total loans and leases increased to $9.96 billion during the second quarter of 2018 from $9.80 billion during the previous quarter and $9.22 billion during the same quarter last year.

The commercial loan portfolio was $3.82 billion at June 30, 2018, up from $3.79 billion at March 31, 2018, and up from $3.70 billion at June 30, 2017. The consumer loan portfolio increased to $6.24 billion at June 30, 2018 compared with $6.12 billion at March 31, 2018 and $5.68 billion at June 30, 2017. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $14.94 billion at June 30, 2018, down from total deposits of $14.96 billion at March 31, 2018 and up from total deposits of $14.78 billion at June 30, 2017. Average total deposits were $14.71 billion during the second quarter of 2018, down slightly from $14.72 billion during the previous quarter and up from total deposits of $14.25 billion during the same quarter last year.

Consumer deposits of $7.67 billion at June 30, 2018 were up slightly from March 31, 2018 and up from $7.28 billion at June 30, 2017. Commercial deposits of $5.92 billion at June 30, 2018 also reflected a small increase from commercial deposits of $5.90 billion at March 31, 2018 and June 30, 2017. Other deposits, including public funds, were $1.35 billion at June 30, 2018, down from $1.39 billion at March 31, 2018 and $1.60 billion at June 30, 2017 largely due to the decline in public time deposits. Deposit balances are summarized in Tables 7a, 7b, and 10.

During the second quarter of 2018, the Company repurchased 292.0 thousand shares of common stock at a total cost of $24.8 million under its share repurchase program. The average cost was $84.93 per share repurchased. From the beginning of the share repurchase program initiated during July of 2001 through June 30, 2018, the Company has repurchased 54.6 million shares and returned over $2.1 billion to shareholders at an average cost of $38.68 per share. Remaining buyback authority under the share repurchase program was $81.3 million at June 30, 2018. From July 2 through July 20, 2018, the Company repurchased an additional 68.0 thousand shares of common stock at an average cost of $84.55 per share.

Total shareholders’ equity increased to $1.25 billion at June 30, 2018 compared with $1.24 billion at March 31, 2018 and $1.21 billion at June 30, 2017. The Tier 1 Capital Ratio at June 30, 2018 was 13.27 percent compared with 13.37 percent at March 31, 2018 and 13.34 percent at June 30, 2017. The Tier 1 leverage ratio at June 30, 2018 was 7.53 percent compared with 7.46 percent at March 31, 2018 and 7.37 percent at June 30, 2017.

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Bank of Hawaii Corporation Second Quarter 2018 Financial Results     Page 5

The Company’s Board of Directors declared a quarterly cash dividend of $0.60 per share on the Company’s outstanding shares. The dividend will be payable on September 17, 2018 to shareholders of record at the close of business on August 31, 2018.

Hawaii Economy

Economic conditions in Hawaii continue to remain positive due to growing tourism, healthy construction activity, record low unemployment, and a strong real estate market.  The statewide seasonally-adjusted unemployment rate in Hawaii continues to remain among the lowest in the United States at 2.1 percent in June 2018 compared to 4.0 percent nationally. For the first five months of 2018, total visitor spending increased 10.9 percent and visitor arrivals increased 8.4 percent compared to the same period in 2017. For the first five months of 2018, all four of Hawaii’s largest visitor markets, U.S. West, U.S. East, Japan, and Canada, have reported strong growth compared with the first five months of 2017. For the first six months of 2018, the volume of single-family home sales on Oahu decreased 1.6 percent while the median sales price increased 3.9 percent compared with the same period in 2017. The volume of condominium sales during the first half of 2018 on Oahu increased 1.3 percent and the median sales price was 6.5 percent higher compared with 2017. As of June 30, 2018, months of inventory of single-family homes and condominiums on Oahu remained low at 2.7 months and 3.0 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its second quarter 2018 financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, July 23, 2018. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 2584747 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
For the Period:
Operating Results
Net Interest Income	$120,496	$118,956	$112,279	$239,452	$222,151
Provision for Credit Losses	3,500	4,125	4,250	7,625	8,650
Total Noninterest Income	41,298	44,035	45,236	85,333	101,152
Total Noninterest Expense	90,791	94,384	88,189	185,175	176,757
Net Income	54,718	54,040	44,662	108,758	95,838
Basic Earnings Per Share	1.31	1.29	1.05	2.59	2.26
Diluted Earnings Per Share	1.30	1.28	1.05	2.57	2.24
Dividends Declared Per Share	0.60	0.52	0.50	1.12	1.00

Performance Ratios
Return on Average Assets	1.30%	1.29%	1.09%	1.29%	1.17%
Return on Average Shareholders' Equity	17.68	17.74	14.87	17.71	16.22
Efficiency Ratio [1]	56.12	57.91	55.99	57.01	54.67
Net Interest Margin [2]	3.04	3.00	2.92	3.02	2.90
Dividend Payout Ratio [3]	45.80	40.31	47.62	43.24	44.25
Average Shareholders' Equity to Average Assets	7.34	7.29	7.30	7.31	7.23

Average Balances
Average Loans and Leases	$9,962,860	$9,803,753	$9,217,779	$9,883,746	$9,119,610
Average Assets	16,921,820	16,957,430	16,495,925	16,939,527	16,465,435
Average Deposits	14,709,299	14,720,266	14,253,149	14,714,752	14,236,112
Average Shareholders' Equity	1,241,672	1,235,550	1,204,837	1,238,628	1,191,157

Per Share of Common Stock
Book Value	$29.65	$29.33	$28.45	$29.65	$28.45
Tangible Book Value	28.90	28.59	27.72	28.90	27.72
Market Value
Closing	83.42	83.10	82.97	83.42	82.97
High	88.92	89.09	84.99	89.09	90.80
Low	80.20	78.40	75.92	78.40	75.92

		June 30,	March 31,	December 31,	June 30,
		2018	2018	2017	2017
As of Period End:
Balance Sheet Totals
Loans and Leases		$10,053,323	$9,916,628	$9,796,947	$9,387,613
Total Assets		17,124,162	17,136,030	17,089,052	16,981,292
Total Deposits		14,943,358	14,957,133	14,883,968	14,784,649
Other Debt		235,681	235,699	260,716	267,904
Total Shareholders' Equity		1,247,717	1,241,193	1,231,868	1,213,757

Asset Quality
Non-Performing Assets		$15,157	$15,736	$16,120	$16,368
Allowance for Loan and Lease Losses		108,188	107,938	107,346	106,353
Allowance to Loans and Leases Outstanding		1.08%	1.09%	1.10%	1.13%

Capital Ratios
Common Equity Tier 1 Capital Ratio		13.27%	13.37%	13.24%	13.34%
Tier 1 Capital Ratio		13.27	13.37	13.24	13.34
Total Capital Ratio		14.47	14.58	14.46	14.58
Tier 1 Leverage Ratio		7.53	7.46	7.26	7.37
Total Shareholders' Equity to Total Assets		7.29	7.24	7.21	7.15
Tangible Common Equity to Tangible Assets [4]		7.12	7.07	7.04	6.97
Tangible Common Equity to Risk-Weighted Assets [4]		12.68	12.80	12.84	13.01

Non-Financial Data
Full-Time Equivalent Employees		2,173	2,138	2,132	2,142
Branches		69	69	69	69
ATMs		385	377	387	388

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."
Note: Total Capital Ratio as of March 31, 2018 was revised from 14.59%.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 2
		June 30,	March 31,	December 31,	June 30,
	(dollars in thousands)	2018	2018	2017	2017

	Total Shareholders' Equity	$1,247,717	$1,241,193	$1,231,868	$1,213,757
Less:	Goodwill	31,517	31,517	31,517	31,517
	Tangible Common Equity	$1,216,200	$1,209,676	$1,200,351	$1,182,240

	Total Assets	$17,124,162	$17,136,030	$17,089,052	$16,981,292
Less:	Goodwill	31,517	31,517	31,517	31,517
	Tangible Assets	$17,092,645	$17,104,513	$17,057,535	$16,949,775

	Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$9,593,242	$9,452,847	$9,348,296	$9,087,057

	Total Shareholders' Equity to Total Assets	7.29%	7.24%	7.21%	7.15%
	Tangible Common Equity to Tangible Assets (Non-GAAP)	7.12%	7.07%	7.04%	6.97%

	Tier 1 Capital Ratio	13.27%	13.37%	13.24%	13.34%
	Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	12.68%	12.80%	12.84%	13.01%

	Note: Risk-Weighted Assets as of March 31, 2018 was revised from $9,451,647.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest Income
Interest and Fees on Loans and Leases	$101,311	$97,634	$90,909	$198,945	$178,846
Income on Investment Securities
Available-for-Sale	12,380	12,141	11,835	24,521	22,919
Held-to-Maturity	20,711	21,296	19,918	42,007	39,624
Deposits	(4)	18	2	14	7
Funds Sold	846	757	696	1,603	1,586
Other	341	300	208	641	438
Total Interest Income	135,585	132,146	123,568	267,731	243,420
Interest Expense
Deposits	9,459	7,581	4,998	17,040	8,689
Securities Sold Under Agreements to Repurchase	4,617	4,564	5,079	9,181	10,264
Funds Purchased	83	53	39	136	42
Short-Term Borrowings	13	16	64	29	64
Other Debt	917	976	1,109	1,893	2,210
Total Interest Expense	15,089	13,190	11,289	28,279	21,269
Net Interest Income	120,496	118,956	112,279	239,452	222,151
Provision for Credit Losses	3,500	4,125	4,250	7,625	8,650
Net Interest Income After Provision for Credit Losses	116,996	114,831	108,029	231,827	213,501
Noninterest Income
Trust and Asset Management	11,356	11,181	11,796	22,537	23,275
Mortgage Banking	2,179	2,145	3,819	4,324	7,119
Service Charges on Deposit Accounts	6,865	7,129	8,009	13,994	16,334
Fees, Exchange, and Other Service Charges	14,400	14,333	13,965	28,733	27,297
Investment Securities Gains (Losses), Net	(1,702)	(666)	(520)	(2,368)	11,613
Annuity and Insurance	1,847	1,206	2,161	3,053	4,156
Bank-Owned Life Insurance	1,796	1,842	1,550	3,638	3,047
Other	4,557	6,865	4,456	11,422	8,311
Total Noninterest Income	41,298	44,035	45,236	85,333	101,152
Noninterest Expense
Salaries and Benefits	52,148	54,422	49,676	106,570	100,841
Net Occupancy	8,588	8,534	8,131	17,122	16,299
Net Equipment	5,845	5,527	5,706	11,372	11,207
Data Processing	4,563	3,891	3,881	8,454	7,291
Professional Fees	2,546	2,773	2,592	5,319	5,371
FDIC Insurance	2,182	2,157	2,097	4,339	4,306
Other	14,919	17,080	16,106	31,999	31,442
Total Noninterest Expense	90,791	94,384	88,189	185,175	176,757
Income Before Provision for Income Taxes	67,503	64,482	65,076	131,985	137,896
Provision for Income Taxes	12,785	10,442	20,414	23,227	42,058
Net Income	$54,718	$54,040	$44,662	$108,758	$95,838
Basic Earnings Per Share	$1.31	$1.29	$1.05	$2.59	$2.26
Diluted Earnings Per Share	$1.30	$1.28	$1.05	$2.57	$2.24
Dividends Declared Per Share	$0.60	$0.52	$0.50	$1.12	$1.00
Basic Weighted Average Shares	41,884,221	42,038,573	42,353,976	41,960,743	42,379,730
Diluted Weighted Average Shares	42,152,200	42,358,425	42,658,885	42,252,900	42,704,010

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Net Income	$54,718	$54,040	$44,662	$108,758	$95,838
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(2,974)	(9,121)	3,106	(12,095)	8,000
Defined Benefit Plans	216	216	147	432	293
Other Comprehensive Income (Loss)	(2,758)	(8,905)	3,253	(11,663)	8,293
Comprehensive Income	$51,960	$45,135	$47,915	$97,095	$104,131

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2018	2018	2017	2017
Assets
Interest-Bearing Deposits in Other Banks	$3,524	$2,589	$3,421	$3,913
Funds Sold	361,933	387,766	181,413	742,221
Investment Securities
Available-for-Sale	2,092,870	2,184,187	2,232,979	2,316,728
Held-to-Maturity (Fair Value of $3,500,497; $3,711,149; $3,894,121; and $3,785,641)	3,595,891	3,789,092	3,928,170	3,782,702
Loans Held for Sale	16,025	23,548	19,231	20,354
Loans and Leases	10,053,323	9,916,628	9,796,947	9,387,613
Allowance for Loan and Lease Losses	(108,188)	(107,938)	(107,346)	(106,353)
Net Loans and Leases	9,945,135	9,808,690	9,689,601	9,281,260
Total Earning Assets	16,015,378	16,195,872	16,054,815	16,147,178
Cash and Due from Banks	312,303	174,871	263,017	128,093
Premises and Equipment, Net	142,791	137,201	130,926	119,569
Accrued Interest Receivable	50,594	52,941	50,485	46,595
Foreclosed Real Estate	2,926	2,768	1,040	1,991
Mortgage Servicing Rights	24,583	24,493	24,622	24,471
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	281,018	280,537	280,034	277,235
Other Assets	263,052	235,830	252,596	204,643
Total Assets	$17,124,162	$17,136,030	$17,089,052	$16,981,292

Liabilities
Deposits
Noninterest-Bearing Demand	$4,729,203	$4,759,777	$4,724,300	$4,706,962
Interest-Bearing Demand	3,111,069	3,028,373	3,082,563	3,029,549
Savings	5,389,763	5,397,291	5,389,013	5,364,191
Time	1,713,323	1,771,692	1,688,092	1,683,947
Total Deposits	14,943,358	14,957,133	14,883,968	14,784,649
Short-Term Borrowings	330	—	—	—
Securities Sold Under Agreements to Repurchase	504,193	505,293	505,293	505,292
Other Debt	235,681	235,699	260,716	267,904
Retirement Benefits Payable	36,730	37,046	37,312	48,346
Accrued Interest Payable	7,395	8,229	6,946	5,105
Taxes Payable and Deferred Taxes	15,136	29,557	24,009	31,444
Other Liabilities	133,622	121,880	138,940	124,795
Total Liabilities	15,876,445	15,894,837	15,857,184	15,767,535
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: June 30, 2018 - 58,070,285 / 42,084,066;
March 31, 2018 - 58,051,646 / 42,314,414; December 31, 2017 - 57,959,074 / 42,401,443;
and June 30, 2017 - 57,972,647 / 42,655,954)	577	577	576	576
Capital Surplus	566,436	563,598	561,161	556,409
Accumulated Other Comprehensive Loss	(53,855)	(51,097)	(34,715)	(25,613)
Retained Earnings	1,581,168	1,551,900	1,512,218	1,468,328
Treasury Stock, at Cost (Shares: June 30, 2018 - 15,986,219; March 31, 2018 - 15,737,232;
December 31, 2017 - 15,557,631; and June 30, 2017 - 15,316,693)	(846,609)	(823,785)	(807,372)	(785,943)
Total Shareholders' Equity	1,247,717	1,241,193	1,231,868	1,213,757
Total Liabilities and Shareholders' Equity	$17,124,162	$17,136,030	$17,089,052	$16,981,292

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868
Net Income	—	—	—	—	108,758	—	108,758
Other Comprehensive Loss	—	—	—	(11,663)	—	—	(11,663)
Reclassification of the Income Tax Effects of the
Tax Cuts and Jobs Act from AOCI	—	—	—	(7,477)	7,477	—	—
Share-Based Compensation	—	—	4,055	—	—	—	4,055
Common Stock Issued under Purchase and Equity
Compensation Plans	179,644	1	1,220	—	166	2,992	4,379
Common Stock Repurchased	(497,021)	—	—	—	—	(42,229)	(42,229)
Cash Dividends Declared ($1.12 per share)	—	—	—	—	(47,451)	—	(47,451)
Balance as of June 30, 2018	42,084,066	$577	$566,436	$(53,855)	$1,581,168	$(846,609)	$1,247,717

Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	95,838	—	95,838
Other Comprehensive Income	—	—	—	8,293	—	—	8,293
Share-Based Compensation	—	—	3,726	—	—	—	3,726
Common Stock Issued under Purchase and Equity
Compensation Plans	275,605	—	1,055	—	(162)	7,545	8,438
Common Stock Repurchased	(255,629)	—	—	—	—	(21,287)	(21,287)
Cash Dividends Declared ($1.00 per share)	—	—	—	—	(42,788)	—	(42,788)
Balance as of June 30, 2017	42,655,954	$576	$556,409	$(25,613)	$1,468,328	$(785,943)	$1,213,757

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$2.9	$—	(0.52)%	$3.0	$—	2.34%	$3.6	$—	0.29%
Funds Sold	185.2	0.8	1.81	204.7	0.8	1.48	353.5	0.7	0.78
Investment Securities
Available-for-Sale
Taxable	1,564.5	9.2	2.35	1,595.1	8.9	2.23	1,683.4	8.4	1.98
Non-Taxable	583.6	4.0	2.78	604.7	4.1	2.74	658.9	5.4	3.26
Held-to-Maturity
Taxable	3,471.7	19.2	2.22	3,631.2	19.8	2.18	3,596.1	18.4	2.05
Non-Taxable	237.1	1.9	3.17	238.0	1.9	3.18	240.9	2.3	3.88
Total Investment Securities	5,856.9	34.3	2.35	6,069.0	34.7	2.29	6,179.3	34.5	2.23
Loans Held for Sale	14.8	0.2	4.44	14.1	0.1	3.76	23.8	0.2	4.04
Loans and Leases [1]
Commercial and Industrial	1,307.6	12.8	3.92	1,280.9	11.8	3.73	1,251.2	10.9	3.51
Commercial Mortgage	2,123.5	21.9	4.13	2,096.4	20.6	3.99	1,946.3	18.4	3.80
Construction	183.4	2.2	4.82	189.4	2.1	4.45	240.0	2.8	4.70
Commercial Lease Financing	179.4	1.0	2.24	179.6	1.0	2.21	208.0	1.2	2.27
Residential Mortgage	3,526.9	33.6	3.81	3,478.2	33.3	3.83	3,272.7	31.1	3.80
Home Equity	1,612.7	15.1	3.76	1,595.4	14.6	3.70	1,445.8	13.1	3.62
Automobile	573.6	5.7	3.97	541.5	5.6	4.19	474.1	5.9	4.97
Other [2]	455.8	8.9	7.86	442.4	8.6	7.91	379.7	7.6	8.06
Total Loans and Leases	9,962.9	101.2	4.07	9,803.8	97.6	4.02	9,217.8	91.0	3.96
Other	39.8	0.4	3.43	40.7	0.3	2.95	41.0	0.2	2.03
Total Earning Assets [3]	16,062.5	136.9	3.41	16,135.3	133.5	3.33	15,819.0	126.6	3.21
Cash and Due from Banks	251.0			228.6			120.8
Other Assets	608.3			593.5			556.1
Total Assets	$16,921.8			$16,957.4			$16,495.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,969.8	1.2	0.16	$2,978.1	0.8	0.10	$2,862.7	0.5	0.07
Savings	5,392.2	3.1	0.23	5,366.3	2.1	0.16	5,376.9	1.6	0.12
Time	1,705.7	5.2	1.21	1,713.5	4.7	1.11	1,480.5	2.9	0.78
Total Interest-Bearing Deposits	10,067.7	9.5	0.38	10,057.9	7.6	0.31	9,720.1	5.0	0.21
Short-Term Borrowings	21.0	0.1	1.80	19.1	0.1	1.45	36.5	0.1	1.10
Securities Sold Under Agreements to Repurchase	505.1	4.6	3.62	505.3	4.5	3.61	505.3	5.1	3.98
Other Debt	235.7	0.9	1.56	257.1	1.0	1.54	267.9	1.1	1.66
Total Interest-Bearing Liabilities	10,829.5	15.1	0.56	10,839.4	13.2	0.49	10,529.8	11.3	0.43
Net Interest Income		$121.8			$120.3			$115.3
Interest Rate Spread			2.85%			2.84%			2.78%
Net Interest Margin			3.04%			3.00%			2.92%
Noninterest-Bearing Demand Deposits	4,641.6			4,662.4			4,533.0
Other Liabilities	209.0			220.0			228.3
Shareholders' Equity	1,241.7			1,235.6			1,204.8
Total Liabilities and Shareholders' Equity	$16,921.8			$16,957.4			$16,495.9

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $1,298,000 for the three months ended
June 30, 2018, $1,344,000 for the three months ended March 31, 2018, and $3,054,000 for the three months ended June 30, 2017.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Six Months Ended			Six Months Ended
	June 30, 2018			June 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$2.9	$—	0.94%	$3.5	$—	0.42%
Funds Sold	194.9	1.6	1.64	448.3	1.6	0.70
Investment Securities
Available-for-Sale
Taxable	1,579.7	18.0	2.29	1,654.6	15.9	1.93
Non-Taxable	594.1	8.2	2.76	659.8	10.7	3.26
Held-to-Maturity
Taxable	3,551.0	39.0	2.20	3,592.9	36.6	2.04
Non-Taxable	237.6	3.8	3.17	241.4	4.7	3.88
Total Investment Securities	5,962.4	69.0	2.32	6,148.7	67.9	2.21
Loans Held for Sale	14.5	0.3	4.11	27.1	0.6	4.01
Loans and Leases [1]
Commercial and Industrial	1,294.3	24.6	3.83	1,257.4	21.5	3.44
Commercial Mortgage	2,110.0	42.4	4.06	1,914.1	35.9	3.78
Construction	186.4	4.3	4.63	249.5	5.7	4.62
Commercial Lease Financing	179.5	2.0	2.22	208.3	2.3	2.22
Residential Mortgage	3,502.6	66.9	3.82	3,237.4	62.0	3.83
Home Equity	1,604.1	29.7	3.73	1,406.8	25.0	3.59
Automobile	557.7	11.3	4.08	467.9	11.6	5.01
Other [2]	449.1	17.6	7.88	378.2	15.0	7.98
Total Loans and Leases	9,883.7	198.8	4.04	9,119.6	179.0	3.95
Other	40.3	0.7	3.19	40.5	0.4	2.16
Total Earning Assets [3]	16,098.7	270.4	3.37	15,787.7	249.5	3.17
Cash and Due from Banks	239.9			126.5
Other Assets	600.9			551.2
Total Assets	$16,939.5			$16,465.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,974.0	1.9	0.13	$2,864.6	0.8	0.06
Savings	5,379.3	5.3	0.20	5,391.4	2.9	0.11
Time	1,709.6	9.8	1.16	1,397.5	5.0	0.72
Total Interest-Bearing Deposits	10,062.9	17.0	0.34	9,653.5	8.7	0.18
Short-Term Borrowings	20.0	0.2	1.64	23.1	0.1	0.91
Securities Sold Under Agreements to Repurchase	505.2	9.2	3.61	508.8	10.2	4.01
Other Debt	246.3	1.9	1.55	267.9	2.2	1.66
Total Interest-Bearing Liabilities	10,834.4	28.3	0.52	10,453.3	21.2	0.41
Net Interest Income		$242.1			$228.3
Interest Rate Spread			2.85%			2.76%
Net Interest Margin			3.02%			2.90%
Noninterest-Bearing Demand Deposits	4,651.9			4,582.6
Other Liabilities	214.6			238.3
Shareholders' Equity	1,238.6			1,191.2
Total Liabilities and Shareholders' Equity	$16,939.5			$16,465.4

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $2,642,000 for the six months ended
June 30, 2018 and $6,115,000 for the six months ended June 30, 2017.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended June 30, 2018
	Compared to March 31, 2018
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$0.1	$—
Investment Securities
Available-for-Sale
Taxable	(0.2)	0.5	0.3
Non-Taxable	(0.1)	—	(0.1)
Held-to-Maturity
Taxable	(0.9)	0.3	(0.6)
Total Investment Securities	(1.2)	0.8	(0.4)
Loans Held for Sale	—	0.1	0.1
Loans and Leases
Commercial and Industrial	0.3	0.7	1.0
Commercial Mortgage	0.3	1.0	1.3
Construction	(0.1)	0.2	0.1
Residential Mortgage	0.5	(0.2)	0.3
Home Equity	0.2	0.3	0.5
Automobile	0.4	(0.3)	0.1
Other [2]	0.3	—	0.3
Total Loans and Leases	1.9	1.7	3.6
Other	—	0.1	0.1
Total Change in Interest Income	0.6	2.8	3.4

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.4	0.4
Savings	—	1.0	1.0
Time	—	0.5	0.5
Total Interest-Bearing Deposits	—	1.9	1.9
Securities Sold Under Agreements to Repurchase	—	0.1	0.1
Other Debt	(0.1)	—	(0.1)
Total Change in Interest Expense	(0.1)	2.0	1.9

Change in Net Interest Income	$0.7	$0.8	$1.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended June 30, 2018
	Compared to June 30, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.5)	$0.6	$0.1
Investment Securities
Available-for-Sale
Taxable	(0.6)	1.4	0.8
Non-Taxable	(0.6)	(0.8)	(1.4)
Held-to-Maturity
Taxable	(0.7)	1.5	0.8
Non-Taxable	—	(0.4)	(0.4)
Total Investment Securities	(1.9)	1.7	(0.2)
Loans Held for Sale	(0.1)	0.1	—
Loans and Leases
Commercial and Industrial	0.6	1.3	1.9
Commercial Mortgage	1.8	1.7	3.5
Construction	(0.7)	0.1	(0.6)
Commercial Lease Financing	(0.2)	—	(0.2)
Residential Mortgage	2.4	0.1	2.5
Home Equity	1.5	0.5	2.0
Automobile	1.1	(1.3)	(0.2)
Other [2]	1.5	(0.2)	1.3
Total Loans and Leases	8.0	2.2	10.2
Other	—	0.2	0.2
Total Change in Interest Income	5.5	4.8	10.3

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.7	0.7
Savings	—	1.5	1.5
Time	0.5	1.8	2.3
Total Interest-Bearing Deposits	0.5	4.0	4.5
Short-Term Borrowings	(0.1)	0.1	—
Securities Sold Under Agreements to Repurchase	—	(0.5)	(0.5)
Other Debt	(0.1)	(0.1)	(0.2)
Total Change in Interest Expense	0.3	3.5	3.8

Change in Net Interest Income	$5.2	$1.3	$6.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Six Months Ended June 30, 2018
	Compared to June 30, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(1.3)	$1.3	$—
Investment Securities
Available-for-Sale
Taxable	(0.8)	2.9	2.1
Non-Taxable	(1.0)	(1.5)	(2.5)
Held-to-Maturity
Taxable	(0.4)	2.8	2.4
Non-Taxable	(0.1)	(0.8)	(0.9)
Total Investment Securities	(2.3)	3.4	1.1
Loans Held for Sale	(0.3)	—	(0.3)
Loans and Leases
Commercial and Industrial	0.6	2.5	3.1
Commercial Mortgage	3.8	2.7	6.5
Construction	(1.4)	—	(1.4)
Commercial Lease Financing	(0.3)	—	(0.3)
Residential Mortgage	5.0	(0.1)	4.9
Home Equity	3.6	1.1	4.7
Automobile	2.0	(2.3)	(0.3)
Other [2]	2.8	(0.2)	2.6
Total Loans and Leases	16.1	3.7	19.8
Other	—	0.3	0.3
Total Change in Interest Income	12.2	8.7	20.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	1.1	1.1
Savings	—	2.4	2.4
Time	1.3	3.5	4.8
Total Interest-Bearing Deposits	1.3	7.0	8.3
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(0.1)	(0.9)	(1.0)
Other Debt	(0.2)	(0.1)	(0.3)
Total Change in Interest Expense	1.0	6.1	7.1

Change in Net Interest Income	$11.2	$2.6	$13.8

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Salaries	$33,269	$32,704	$30,553	$65,973	$59,978
Incentive Compensation	4,416	5,178	5,125	9,594	10,899
Share-Based Compensation	2,423	2,081	2,879	4,504	5,182
Commission Expense	1,272	954	1,791	2,226	3,627
Retirement and Other Benefits	4,178	4,841	3,722	9,019	8,326
Payroll Taxes	2,568	4,172	2,427	6,740	6,371
Medical, Dental, and Life Insurance	3,820	3,461	3,136	7,281	6,415
Separation Expense	202	1,031	43	1,233	43
Total Salaries and Benefits	$52,148	$54,422	$49,676	$106,570	$100,841

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Commercial
Commercial and Industrial	$1,282,967	$1,329,096	$1,279,347	$1,252,238	$1,241,953
Commercial Mortgage	2,169,357	2,097,339	2,103,967	2,050,998	2,009,886
Construction	185,350	186,530	202,253	232,487	248,030
Lease Financing	178,598	179,771	180,931	204,240	205,043
Total Commercial	3,816,272	3,792,736	3,766,498	3,739,963	3,704,912
Consumer
Residential Mortgage	3,548,444	3,505,239	3,466,773	3,366,634	3,317,179
Home Equity	1,622,314	1,601,698	1,585,455	1,528,353	1,473,123
Automobile	592,705	558,468	528,474	506,102	484,092
Other [1]	473,588	458,487	449,747	432,904	408,307
Total Consumer	6,237,051	6,123,892	6,030,449	5,833,993	5,682,701
Total Loans and Leases	$10,053,323	$9,916,628	$9,796,947	$9,573,956	$9,387,613

Deposits
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Consumer	$7,672,435	$7,665,926	$7,478,228	$7,303,546	$7,278,536
Commercial	5,921,414	5,897,194	5,973,763	6,091,800	5,903,639
Public and Other	1,349,509	1,394,013	1,431,977	1,652,814	1,602,474
Total Deposits	$14,943,358	$14,957,133	$14,883,968	$15,048,160	$14,784,649

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2018	2018	2017	2017	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$917	$986	$448	$901	$175
Commercial Mortgage	659	1,367	1,398	1,425	1,460
Total Commercial	1,576	2,353	1,846	2,326	1,635
Consumer
Residential Mortgage	6,722	6,725	9,243	9,188	9,337
Home Equity	3,933	3,890	3,991	4,128	3,405
Total Consumer	10,655	10,615	13,234	13,316	12,742
Total Non-Accrual Loans and Leases	12,231	12,968	15,080	15,642	14,377
Foreclosed Real Estate	2,926	2,768	1,040	1,393	1,991
Total Non-Performing Assets	$15,157	$15,736	$16,120	$17,035	$16,368

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$2	$—	$—	$5	$—
Commercial Mortgage	5,680	—	—	—	—
Total Commercial	5,682	—	—	5	—
Consumer
Residential Mortgage	$2,281	$2,927	$2,703	$2,933	$2,269
Home Equity	3,016	3,013	1,624	1,392	2,343
Automobile	674	333	886	806	539
Other [1]	1,660	1,895	1,934	1,528	1,859
Total Consumer	7,631	8,168	7,147	6,659	7,010
Total Accruing Loans and Leases Past Due 90 Days or More	$13,313	$8,168	$7,147	$6,664	$7,010
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$50,212	$56,743	$55,672	$55,038	$53,158
Total Loans and Leases	$10,053,323	$9,916,628	$9,796,947	$9,573,956	$9,387,613

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.12%	0.13%	0.15%	0.16%	0.15%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.15%	0.16%	0.16%	0.18%	0.17%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.04%	0.06%	0.05%	0.06%	0.04%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.22%	0.22%	0.24%	0.25%	0.26%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.28%	0.24%	0.24%	0.25%	0.25%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$15,736	$16,120	$17,035	$16,368	$19,003
Additions	1,949	2,332	2,109	2,212	1,572
Reductions
Payments	(1,847)	(1,251)	(368)	(199)	(497)
Return to Accrual Status	(126)	(1,270)	(1,779)	(305)	(1,370)
Sales of Foreclosed Real Estate	(421)	—	(353)	(951)	(1,883)
Charge-offs/Write-downs	(134)	(195)	(524)	(90)	(457)
Total Reductions	(2,528)	(2,716)	(3,024)	(1,545)	(4,207)
Balance at End of Quarter	$15,157	$15,736	$16,120	$17,035	$16,368

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$114,760	$114,168	$111,636	$114,168	$110,845
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(485)	(206)	(124)	(691)	(298)
Consumer
Residential Mortgage	(3)	(97)	(506)	(100)	(689)
Home Equity	(44)	(91)	(282)	(135)	(645)
Automobile	(1,515)	(2,254)	(1,512)	(3,769)	(3,802)
Other [1]	(3,614)	(3,340)	(3,063)	(6,954)	(5,757)
Total Loans and Leases Charged-Off	(5,661)	(5,988)	(5,487)	(11,649)	(11,191)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	366	328	265	694	601
Lease Financing	—	—	1	—	1
Consumer
Residential Mortgage	214	220	264	434	368
Home Equity	451	625	838	1,076	1,346
Automobile	738	599	607	1,337	1,227
Other [1]	642	683	551	1,325	1,078
Total Recoveries on Loans and Leases Previously Charged-Off	2,411	2,455	2,526	4,866	4,621
Net Loans and Leases Charged-Off	(3,250)	(3,533)	(2,961)	(6,783)	(6,570)
Provision for Credit Losses	3,500	4,125	4,250	7,625	8,650
Provision for Unfunded Commitments	—	—	250	—	250
Balance at End of Period [2]	$115,010	$114,760	$113,175	$115,010	$113,175

Components
Allowance for Loan and Lease Losses	$108,188	$107,938	$106,353	$108,188	$106,353
Reserve for Unfunded Commitments	6,822	6,822	6,822	6,822	6,822
Total Reserve for Credit Losses	$115,010	$114,760	$113,175	$115,010	$113,175

Average Loans and Leases Outstanding	$9,962,860	$9,803,753	$9,217,779	$9,883,746	$9,119,610

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.13%	0.15%	0.13%	0.14%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.08%	1.09%	1.13%	1.08%	1.13%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended June 30, 2018
Net Interest Income	$65,683	$44,010	$10,526	$277	$120,496
Provision for Credit Losses	3,445	(194)	—	249	3,500
Net Interest Income After Provision for Credit Losses	62,238	44,204	10,526	28	116,996
Noninterest Income	19,598	5,512	14,745	1,443	41,298
Noninterest Expense	(51,939)	(19,858)	(16,400)	(2,594)	(90,791)
Income Before Provision for Income Taxes	29,897	29,858	8,871	(1,123)	67,503
Provision for Income Taxes	(7,473)	(6,740)	(2,338)	3,766	(12,785)
Net Income	$22,424	$23,118	$6,533	$2,643	$54,718
Total Assets as of June 30, 2018	$6,142,457	$3,799,535	$342,464	$6,839,706	$17,124,162

Three Months Ended June 30, 2017
Net Interest Income	$66,348	$41,737	$6,714	$(2,520)	$112,279
Provision for Credit Losses	3,099	(132)	(6)	1,289	4,250
Net Interest Income After Provision for Credit Losses	63,249	41,869	6,720	(3,809)	108,029
Noninterest Income	21,920	5,876	15,247	2,193	45,236
Noninterest Expense	(52,018)	(18,407)	(15,295)	(2,469)	(88,189)
Income Before Provision for Income Taxes	33,151	29,338	6,672	(4,085)	65,076
Provision for Income Taxes	(11,741)	(10,325)	(2,469)	4,121	(20,414)
Net Income	$21,410	$19,013	$4,203	$36	$44,662
Total Assets as of June 30, 2017	$5,626,767	$3,658,867	$307,529	$7,388,129	$16,981,292

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Six Months Ended June 30, 2018
Net Interest Income	$130,080	$86,908	$20,413	$2,051	$239,452
Provision for Credit Losses	7,188	(345)	(60)	842	7,625
Net Interest Income After Provision for Credit Losses	122,892	87,253	20,473	1,209	231,827
Noninterest Income	38,851	11,154	28,415	6,913	85,333
Noninterest Expense	(106,538)	(40,190)	(32,607)	(5,840)	(185,175)
Income Before Provision for Income Taxes	55,205	58,217	16,281	2,282	131,985
Provision for Income Taxes	(13,764)	(13,564)	(4,292)	8,393	(23,227)
Net Income	$41,441	$44,653	$11,989	$10,675	$108,758
Total Assets as of June 30, 2018	$6,142,457	$3,799,535	$342,464	$6,839,706	$17,124,162

Six Months Ended June 30, 2017
Net Interest Income	$131,505	$83,668	$13,364	$(6,386)	$222,151
Provision for Credit Losses	6,900	(320)	(11)	2,081	8,650
Net Interest Income After Provision for Credit Losses	124,605	83,988	13,375	(8,467)	213,501
Noninterest Income	42,845	11,314	29,796	17,197	101,152
Noninterest Expense	(104,278)	(36,762)	(30,766)	(4,951)	(176,757)
Income Before Provision for Income Taxes	63,172	58,540	12,405	3,779	137,896
Provision for Income Taxes	(22,415)	(20,581)	(4,590)	5,528	(42,058)
Net Income	$40,757	$37,959	$7,815	$9,307	$95,838
Total Assets as of June 30, 2017	$5,626,767	$3,658,867	$307,529	$7,388,129	$16,981,292

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2018	2018	2017	2017	2017
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$101,311	$97,634	$96,974	$94,621	$90,909
Income on Investment Securities
Available-for-Sale	12,380	12,141	11,866	11,987	11,835
Held-to-Maturity	20,711	21,296	21,782	20,334	19,918
Deposits	(4)	18	3	5	2
Funds Sold	846	757	717	1,579	696
Other	341	300	271	235	208
Total Interest Income	135,585	132,146	131,613	128,761	123,568
Interest Expense
Deposits	9,459	7,581	6,980	6,663	4,998
Securities Sold Under Agreements to Repurchase	4,617	4,564	4,664	4,664	5,079
Funds Purchased	83	53	81	—	39
Short-Term Borrowings	13	16	—	—	64
Other Debt	917	976	1,118	1,117	1,109
Total Interest Expense	15,089	13,190	12,843	12,444	11,289
Net Interest Income	120,496	118,956	118,770	116,317	112,279
Provision for Credit Losses	3,500	4,125	4,250	4,000	4,250
Net Interest Income After Provision for Credit Losses	116,996	114,831	114,520	112,317	108,029
Noninterest Income
Trust and Asset Management	11,356	11,181	11,105	11,050	11,796
Mortgage Banking	2,179	2,145	2,593	3,237	3,819
Service Charges on Deposit Accounts	6,865	7,129	8,053	8,188	8,009
Fees, Exchange, and Other Service Charges	14,400	14,333	13,784	13,764	13,965
Investment Securities Gains (Losses), Net	(1,702)	(666)	(617)	(566)	(520)
Annuity and Insurance	1,847	1,206	1,273	1,429	2,161
Bank-Owned Life Insurance	1,796	1,842	1,609	1,861	1,550
Other	4,557	6,865	4,055	3,447	4,456
Total Noninterest Income	41,298	44,035	41,855	42,410	45,236
Noninterest Expense
Salaries and Benefits	52,148	54,422	51,698	51,190	49,676
Net Occupancy	8,588	8,534	8,510	7,727	8,131
Net Equipment	5,845	5,527	5,454	5,417	5,706
Data Processing	4,563	3,891	4,310	3,882	3,881
Professional Fees	2,546	2,773	3,266	3,044	2,592
FDIC Insurance	2,182	2,157	2,253	2,107	2,097
Other	14,919	17,080	16,845	15,231	16,106
Total Noninterest Expense	90,791	94,384	92,336	88,598	88,189
Income Before Provision for Income Taxes	67,503	64,482	64,039	66,129	65,076
Provision for Income Taxes	12,785	10,442	21,086	20,248	20,414
Net Income	$54,718	$54,040	$42,953	$45,881	$44,662

Basic Earnings Per Share	$1.31	$1.29	$1.02	$1.09	$1.05
Diluted Earnings Per Share	$1.30	$1.28	$1.01	$1.08	$1.05

Balance Sheet Totals
Loans and Leases	$10,053,323	$9,916,628	$9,796,947	$9,573,956	$9,387,613
Total Assets	17,124,162	17,136,030	17,089,052	17,268,302	16,981,292
Total Deposits	14,943,358	14,957,133	14,883,968	15,048,160	14,784,649
Total Shareholders' Equity	1,247,717	1,241,193	1,231,868	1,227,893	1,213,757

Performance Ratios
Return on Average Assets	1.30%	1.29%	1.00%	1.07%	1.09%
Return on Average Shareholders' Equity	17.68	17.74	13.85	14.89	14.87
Efficiency Ratio [1]	56.12	57.91	57.49	55.82	55.99
Net Interest Margin [2]	3.04	3.00	2.98	2.92	2.92

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2018		December 31, 2017		December 31, 2016
Hawaii Economic Trends
State General Fund Revenues [1]	$3,003.1	12.1%	$6,485.5	4.3%	$6,215.4	3.6%
General Excise and Use Tax Revenue [1]	$1,432.5	3.5%	$3,349.8	4.5%	$3,205.7	2.0%
Jobs [2]	672.8		668.2		669.4

				June 30,	December 31,
(spot rates)				2018	2017	2016
Unemployment [3]
Statewide, seasonally adjusted				2.1%	2.1%	2.9%

Oahu				2.6	1.7	2.4
Island of Hawaii				3.4	2.0	3.1
Maui				2.7	1.8	2.7
Kauai				2.9	1.7	2.8

			June 30,	December 31,
(percentage change, except months of inventory)			2018	2017	2016	2015
Housing Trends (Single Family Oahu) [4]
Median Home Price			3.9%	2.7%	5.0%	3.7%
Home Sales Volume (units)			(1.6)%	6.3%	6.5%	5.2%
Months of Inventory			2.7	2.1	2.5	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

May 31, 2018				804.1		7.0
April 30, 2018				803.0		6.6
March 31, 2018				903.6		12.5
February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4
December 31, 2017				880.4		6.3
November 30, 2017				748.3		7.3
October 31, 2017				737.0		2.8
September 30, 2017				701.8		5.1
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				706.1		2.5
January 31, 2017				756.0		4.9
December 31, 2016				828.2		3.6
November 30, 2016				697.1		4.7
October 31, 2016				717.0		4.3
September 30, 2016				667.6		3.1
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority